THIRD MODIFICATION OF SECURED CREDIT AGREEMENT,
                  NOTES, MORTGAGE AND OTHER LOAN DOCUMENTS


     THIS THIRD MODIFICATION OF SECURED CREDIT AGREEMENT, NOTES, MORTGAGE AND OTHER LOAN DOCUMENTS (this "Agreement") is made, and shall be deemed effective, as of the 28th day of September, 1995 by and between PAUL HARRIS STORES, INC., an Indiana corporation (herein, together with its successors and assigns, called the "Borrower") and LASALLE NATIONAL BANK, a national banking association (herein, together with its successors and assigns, called the "Bank").

     All capitalized terms and phrases, unless defined herein, shall have the specific meanings as are set forth in that certain Secured Credit Agreement dated as of October 28, 1993, by and between Borrower and Bank, as amended and restated by that certain Amended and Restated Secured Credit Agreement dated as of January 20, 1994, as modified by that certain First Modification of Secured Credit Agreement, Notes, Mortgage and Other Loan Documents dated as of October 31, 1994, as modified by that certain Second Modification of Secured Credit Agreement, Notes, Mortgage and Other Loan Documents dated as of January 31, 1995 (the "Credit Agreement").

     WHEREAS, Borrower has previously requested loans and advances from Bank for the purpose of funding Borrower's working capital needs, and in connection therewith, Borrower and Bank entered into and executed the Credit Agreement, pursuant to which the Bank agreed to make a term loan in an amount of up to $2,400,000.00 and a revolving credit loan in an amount of up to $13,500,000.00 to the Borrower; and

     WHEREAS, Borrower has previously executed and delivered to Bank (i) a Secured Promissory Note (Revolver) dated October 28, 1993, as amended (the "Revolving Note"), in the principal amount of $13,500,000.00, evidencing an indebtedness owed by Borrower to Bank in like amount (the "Revolving Loan") and
(ii) a Secured Promissory Note (Term) dated January 20, 1994 (the "Term Note") in the principal amount of $2,400,000.00, evidencing an indebtedness owed by Borrower to Bank in like amount (the "Term Loan"); and

     WHEREAS, repayment of the Notes is secured by, among other items of collateral, a certain Mortgage, Assignment of Leases and Rents and Security Agreement dated as of January 20, 1994, made by Borrower to Bank (the "Mort-gage"), recorded on February 1, 1994 in the Office of the Recorder, Marion County, Indiana as Instrument Number 94-17807, encumbering the property legally described in Exhibit A attached hereto and made a part hereof (the "Premises"); and



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     WHEREAS, repayment of the Notes is additionally secured by a certain
Security Agreement and Financing Statement dated as of October 28, 1993, as amended (the "Security Agreement"), made by Borrower to Bank; and

     WHEREAS, repayment of the Notes is additionally secured by a certain Assignment of Leases dated as of October 28, 1994, as amended, made by Borrower to Bank (the "Assignment"), affecting the Premises; and

     WHEREAS, repayment of the Notes is additionally secured by a certain Assignment of Distribution Center Leases and Rents dated as of January 20, 1994 (the "Distribution Assignment"), made by Borrower to Bank; and

     WHEREAS, repayment of the Notes is additionally secured by UCC Financing Statements made by Borrower, as debtor, to Bank, as secured party, (said Financing Statements being hereinafter referred to as the "Financing Statements"); and

     WHEREAS, the Credit Agreement, the Notes, the Mortgage, the Security Agreement, the Assignment, the Distribution Assignment and the Financing Statements, together with all other documents and instruments now or hereafter securing repayment of the Liabilities, or any portion thereof, evidenced by the Notes are hereinafter collectively referred to as the "Loan Documents"; and

     WHEREAS, Borrower has requested that Bank increase the present Revolving Loan Commitment and extend the present Revolving Credit Maturity Date, and Bank has so agreed, on the terms and conditions more specifically set forth herein.

     NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank do hereby agree as follows:

     1. The preambles to this Agreement are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

     2. Effective as of September 28, 1995 (the "Modification Date"), the Credit Agreement is modified as set forth below:
          a. The definition of "Maturity Date" set forth in Section 1.1 of the Credit Agreement is deleted in its entirety and the following definition is substituted therefor:

               "Maturity Date" means, with respect to the Revolving Credit Commitment, June 30, 1996.
                                  2


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          b.   Section 2.1 is deleted in its entirety and the following is substituted in its place and stead:

               2.1 Revolving Credit Commitment. On the terms and subject to the conditions set forth in this Agreement, Bank agrees to make Revolving Loans to Borrower and to issue Letters of Credit, pursuant to Section 2.3, for the account of the Borrower, from time to time before the Revolving Credit Termination Date in such aggregate amounts as Borrower may from time to time request but not exceeding at any one time out standing the lesser of (i) the Borrowing Baseor(ii) $15,000,000; provided, however, that (a) Revolving Loans shall be limited to $3,500,000 in the aggregate, and (b) the issuance of standby Letters of Credit shall be limited to $1,000,000 in the aggregate. Borrower shall have the right to repay and reborrow any of the Revolving Loans in increments of $100,000 (or $25,000 integral multiples); provided, however, that it shall be a condition precedent to any reborrowing that as of the date of any reborrowing all of the conditions to borrowing set forth in this Agreement shall be satisfied and all representations and warranties made herein shall be true and correct in all material respects as of such date.

          c. Section 8.9 is hereby deleted in its entirety and the following is substituted in its place and stead:

               8.9 Minimum Tangible Net Worth. Not permit Borrower's Tangible Net Worth to be less than (a) $6,600,000 for the period commencing on November 1, 1994 and ending on October 31, 1995,(b) $7,600,000 for the period commencing on November 1, 1995 and ending on October 31, 1996, (c) $8,600,000 for the period commencing on November 1, 1996 and ending on October 31, 1997,(d) $9,600,000 for the period commencing on November 1, 1997 and ending on October 31, 1998 and (e) $10,600,000 for the period commencing on November 1, 1998 and ending on October 31, 1999, measured quarterly.

         d. Schedule A to the Credit Agreement is deleted in its entirety and the revised Schedule A, attached hereto and made a part hereof, is substituted in its place and stead.

     3. All references in the Notes, the Mortgage, the Security Agreement, the Assignment, the Distribution Assignment and the other Loan Documents to the Credit Agreement are hereby understood to be to the Credit Agreement as modified hereby.

     4. Effective as of the Modification Date, paragraph one of page one of the Revolving Note is hereby deleted in its entirety and the following is sub-stituted in its place and stead:
                                  3


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                               REVOLVING NOTE


$15,000,000.00                                                Chicago, Illinois
                                                              October 28, 1993


     FOR VALUE RECEIVED, PAUL HARRIS STORES, INC., an Indiana corporation (together with its successors and assigns, "Maker"),promises to pay to the order of LASALLE NATIONAL BANK, a national banking association (together with its successors and assigns, "Bank"), on or before June 30, 1996, at the Bank's principal office in Chicago, Illinois, the principal sum of FIFTEEN MILLION AND NO/100THS DOLLARS ($15,000,000.00), or, if less, the Revolving Loan Balance at such time, plus accrued and unpaid interest thereon and all other charges applicable thereto, all as set forth more fully in that Secured Credit Agreement dated as of October 28, 1993, between Maker and Bank (as the same may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"). All capitalized terms used but not elsewhere defined herein shall have the same meanings as are ascribed to them in the Credit Agreement.

     5. All references in the Credit Agreement, the Mortgage, the Security Agreement, the Assignment, the Distribution Assignment and the other Loan Documents to the Revolving Note are hereby understood to be the Revolving Note as modified hereby.

     6. In the event of any conflict among the terms of the Mortgage, the Notes, the Credit Agreement and the other Loan Documents as modified by this Agreement, the terms of the Credit Agreement as modified by this Agreement shall control. All terms and provisions of the Notes, the Mortgage, the Security Agreement, the Assignment, the Distribution Assignment and the other Loan Documents corresponding to terms and provisions of the Credit Agreement prior to the date of this Agreement shall be deemed modified in accordance with the terms of this Agreement.

     7. Borrower hereby warrants and represents that (i) Borrower has no defense, offset or counterclaim with respect to the payment of any sum owed to Bank, or with respect to any covenant in the Loan Documents; (ii) Bank, on and as of the date hereof, has fully performed all obligations to Borrower which it may have had or has on and as of the date hereof; and (iii) other than as expressly set forth herein, by entering into this Agreement, Bank does not waive any condition or obligation in the Loan Documents.

     8. Unless waived by the Bank, in the Bank's sole and absolute discretion, this Agreement shall be of no force or effect until recorded in the Office of the Recorder, Marion County, Indiana.
                                  4


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     9.   Unless waived by the Bank, in the Bank's sole and absolute discretion, this Agreement shall be of no force or effect until a Date Down Endorsement, reflecting recordation of this Agreement, in form and content acceptable to Bank, is issued by Ticor Title Insurance Company to its Loan Policy No. 222-721TE, dated January 1, 1994, indicating that there are no new or unpermitted exceptions to title except as set forth in said policy as of January 1, 1994, except as approved by Bank, in Bank's sole and absolute discretion.

     10. Borrower hereby agrees to execute and deliver promptly to Bank, at Bank's request, such other documents as Bank, in its reasonable discretion, shall deem necessary or appropriate to evidence the transaction contemplated herein.

     11. Borrower agrees to pay all fees and expenses associated with the consummation of the transactions contemplated in this Agreement, including, without limitation, fees and expenses of Bank's counsel, recording charges, escrow charges, title charges and related expenses.

     12. Time is of the essence of this Agreement. Unless this Agreement is executed by Borrower and Guarantor on or before September 28, 1995, it shall become null and void and shall have no force or effect.

     13. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same Agreement.

     14. Except as otherwise set forth herein to the contrary, the Loan Documents remain unmodified and continue in full force and effect. Borrower hereby reaffirms, confirms and ratifies each and every covenant, condition, obligation and provision set forth in the Notes, the Mortgage, the Security Agreement, the Assignment, the Distribution Assignment, the Credit Agreement and the other Loan Documents, each as modified hereby.
                                  5

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed and delivered this Agreement as of the day and year first above written.


                                     BORROWER:

                                     PAUL HARRIS STORES, INC., an Indiana
                                     corporation


                                     By: /s/John H. Boyers
                                     Title: SVP - Finance & Treasurer
                                     Its:



                                     BANK:

                                     LASALLE NATIONAL BANK, a national banking association


                                     By: /s/Ann Ellingsen
                                     Title: VP
                                     Its:
                                  6


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STATE OF ILLINOIS        )
                         )    SS
COUNTY OF COOK           )


     I, Barbara A. Arnold , a Notary Public, in and for said County in the State aforesaid, do hereby certify that Ann Ellingsen, personally known to me to be the VP of LASALLE NATIONAL BANK, a national banking association, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument on behalf of the aforesaid banking association.

     GIVEN under my hand and Notarial Seal this 28th day of September, 1995.


                                            /s/Barabra A. Arnold
                                            Notary Public
                                       [SEAL]

My Commission Expires:

      10-6-96

STATE OF Indiana         )
                         )    SS
COUNTY OF Marion         )


      I, Debra L. Anderson, a Notary Public, in and for said County in the State aforesaid, do hereby certify that John H. Boyers, personally known to me to be the Sr. V.P. & Treasurer of PAUL HARRIS STORES, INC., an Indiana corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument on behalf of the aforesaid corporation.

     GIVEN under my hand and Notarial Seal this 27th day of September, 1995.


                                            /s/Debra L. Anderson
                                            Notary Public


My Commission Expires:

    04-30-99





_______________________________

THIS DOCUMENT WAS PREPARED                  Address:
BY AND AFTER RECORDING                      6003 Guion Road
SHOULD BE RETURNED TO:                      Indianapolis, IN  46254

Ann Marie Sink, Esq.                        Parcel Ident. Nos.:
Katten Muchin & Zavis
525 West Monroe Street                      600-6003252
Suite 1600                                  600-6003368
Chicago, Illinois  60661-3693               600-6003107

                                  8


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                                 SCHEDULE A

                      Additional Financial Covenants

             (amounts in thousands except Fixed Charge Ratios)

Quarter                      2          3          4          1          2
Fiscal Year                 95         95         95         96         96
Period Ending           Jul.95     Oct.95     Jan.96     Apr.96     Jul.96
--------------------------------------------------------------------------

Capital Expenditures(1)  7,000      7,000      8,000      8,000      8,000
Cash Balance(2)          4,000      3,000     12,000      4,000      4,000
Operating Cash Flow
 Before Working Capital
 Changes(3)              7,000      7,000      8,000      8,000      8,000
Fixed Charge Ratio        1.50       1.50       1.75       2.00       2.00


(1)   MAXIMUM cumulative Capital Expenditures for prior eight quarters.

(2) MINIMUM financial accounting ("GAAP") "Cash and cash equivalents" at each quarter end.

(3)   MINIMUM cumulative cash flow on a rolling four quarter basis.

                                  9


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                                   EXHIBIT A

                        Legal Description of Premises

Reference made to same text as "EXHIBIT A" attached to item (4)(e) - First Modification of Secured Credit Agreement, Notes, Mortgage and Other Loan Documents dated as of October 31, 1994 by and between Paul Harris Stores, Inc. and LaSalle National Bank, from Form 10-K dated January 28, 1995.

Also described as:

Part of the Northwest Quarter of Section 5, Township 16 North, Range 3 East, in Marion County, Indiana, described as follows:

Commencing at the southwest corner of the northwest quarter of said Section 5; thence on an assumed bearing of North 89 degrees 58 minutes 45 seconds East along the south line of said northwest quarter section a distance of 1180.87 feet to the centerline of Guion road; thence North 03 degrees 09 minutes 45 seconds East along said centerline a distance of 150.00 feet to the Beginning Point; thence continuing North 03 degrees 09 minutes 45 seconds East along said centerline a distance of 150.00 feet to the southwest corner of the tract of land described in Instrument No. 93-157281; thence North 89 degrees 58 minutes 45 seconds East along the south line of said tract and parallel with the south line of said quarter section a distance of 260.58 feet to the southeast corner of said tract; thence North 03 degrees 09 minutes 45 seconds East along the east line of said tract and parallel with the centerline of said Guion Road a distance of 120.00 feet to the northeast corner of said tract; thence South 89 degrees 58 minutes 45 seconds West along the north line of said tract and parallel with the south line of said quarter section a distance of 260.58 feet to the northwest corner of said tract and a point on the centerline of said Guion Road; thence North 03 degrees 09 minutes 45 seconds East along said centerline a distance of 455.00 feet; thence North 89 degrees 58 minutes 45 seconds East parallel with the south line of said quarter section a distance of 1093.32 feet to the west right of way line of the C.C.C. & St. L. (Penn Central) Railroad and a point on a curve having a radius of 5679.58 feet to the radius point of which bears South 73 degrees 15 minutes 40 seconds West; thence southerly along said west right of way line and along said curve an arc distance of 743.36 feet to a point distant 150.00 feet north of the south line of the aforesaid northwest quarter (as measured parallel with the centerline of Guion Road), said point bears North 80 degrees 45 minutes 37 seconds East from said radius point; thence South 89 degrees 58 minutes 45 seconds West parallel with said south line a distance of 1300.28 feet to the Beginning Point.